Exhibit 5.2

FAEGRE & BENSON LLP

3200 WELLS FARGO CENTER

1700 LINCOLN STREET

DENVER, CO 80203-4532

TELEPHONE 303.607.3500

FACSIMILE 303.607.3600

May 5, 2006

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, CO 80401

Re:	Selling Shareholders’ Registration

Form S-1, Amendment No. 2; No. 333-96905

Ladies and Gentlemen:

You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation (“ACT”), in connection with your registration statement on Form S-1, Amendment No. 2, under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of 1,144,690 shares of ACT common stock, no par value. The shares to be offered underlie warrants held by the selling shareholders and will not be issued until and unless the warrants are exercised.

We have examined ACT’s Form S-1 filed with the Securities and Exchange Commission on July 22, 2002 and Amendment No. 2 to be filed on or about May 5, 2006. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this letter. We have also consulted with authorized representatives of ACT to clarify, confirm, or supplement the foregoing documentation.

ACT Teleconferencing, Inc.

May 5, 2006

Based on the foregoing, it is our opinion that shares of ACT common stock underlying the warrants held by the selling shareholders, when issued as contemplated in the registration statement, will be legally and validly issued and fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption “Legal Matters” in the prospectus.

Very truly yours,

/s/ William J. Campbell